Exhibit 5.1

[●] 2015

Board of Directors

Allergan plc

1 Grand Canal Square

Docklands

Dublin 2

Ireland

Re:	Allergan plc – Form S-4 Registration Statement

Dear Sirs,

1.	Basis of Opinion

1.1	We are acting as Irish counsel to Allergan plc, a public company limited by shares, incorporated under the laws of Ireland, company number 527629, with its registered office at 1 Grand Canal Square, Docklands, Dublin 2, Ireland (the “Company”) in connection with the registration statement on Form S-4 filed with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) on [●] 2015 (the “Registration Statement”). We refer, in particular, to the registration by the Company of [up to] [●] ordinary shares of US$0.0001 par value per share of the Company (the “Shares”) pursuant to the Registration Statement (such Shares to be issued pursuant to the merger agreement (the “Merger Agreement”) dated [●] 2015 between the Company, Keto Merger Sub, Inc. and Kythera Biopharmaceuticals, Inc.

1.2	This Opinion is confined to and given in all respects on the basis of the laws of Ireland (meaning Ireland exclusive of Northern Ireland) in force as at the date hereof as currently applied by the courts of Ireland. We have made no investigation of and we express no opinion as to the laws of any other jurisdiction or the effect thereof. This Opinion speaks only as of its date.

1.3	This Opinion is also strictly confined to the matters expressly stated herein at paragraph 2 below and is not to be read as extending by implication or otherwise to any other matter.

1.4	As Irish counsel to the Company in connection with the registration of the Shares, we have examined:

(a)	the documents listed in the schedule (the “Schedule”) to this Opinion (the “Documents”);
(b)	the searches listed at paragraph 1.6 below; and

(c)	such other documents and records as we have deemed necessary to enable us to render the opinions set forth below.

1.5	In giving this Opinion, we have examined and relied on copies of the Documents sent to us by e-mail in pdf or other electronic format.

1.6	For the purpose of giving this Opinion, we have caused to be made the following legal searches against the Company on [●] 2015:

(a)	on the file of the Company maintained by the Irish Registrar of Companies in Dublin for returns of allotments, special resolutions amending the memorandum and articles of association of the Company and notice of the appointment of directors and secretary of the Company and for the appointment of any receiver, examiner or liquidator;

(b)	in the Judgments Office of the High Court for unsatisfied judgments, orders, decrees and the like for the twelve years immediately preceding the date of the search; and

(c)	in the Central Office of the High Court in Dublin for any proceedings and petitions filed in respect of the Company.

2.	Opinion

Subject to the assumptions set out in this Opinion and to any matters not disclosed to us, we are of the opinion that:

2.1	the Company is a public company limited by shares, is duly incorporated and validly existing under the laws of Ireland and has the requisite corporate authority to issue the Shares; and

2.2	the Shares have been duly authorised pursuant to resolutions of the board of directors of the Company or a duly appointed committee thereof and, when issued in accordance with the terms of the Merger Agreement, and, where appropriate, the relevant equity plan, shall be validly issued, fully paid up and non-assessable (which term means that no further sums are required to be paid by the holders thereof in connection with the issue of such Shares).

3.	Assumptions

For the purpose of giving this Opinion, we assume the following without any responsibility on our part if any assumption proves to have been untrue as we have not verified independently any assumption:

3.1	Registration Statement

(a)	that the Registration Statement will have become effective under the Securities Act;

(b)	that the Shares will be allotted and issued in the manner stated in the Registration Statement;

(c)	that, as at the time of allotment and issuance of the Shares, such allotment and issuance shall not be in contravention or breach of any agreement, undertaking, arrangement, deed or covenant affecting the Company or to which the Company is a party or otherwise bound or subject;

(d)	(i) that the Registration Statement does not constitute (and is not intended/required to constitute) a prospectus within the meaning of Part 23, Chapter 1 of the Companies Act 2014 of Ireland and (ii) if an offer of Shares to the public is made, or will be made, that requires the publication of a prospectus pursuant to Irish prospectus law in general, or in particular pursuant to the Prospectus (Directive 2003/71/EC) Regulations 2005 of Ireland, such prospectus will be published;

3.2	Authenticity and Bona Fides

(a)	the completeness and authenticity of all Documents submitted to us as originals or copies of originals (and in the case of copies, conformity to the originals of such copies), the genuineness of all signatories, stamps and seals thereon;

(b)	that the copies produced to us of minutes of meetings and/or of written resolutions correctly record the proceedings at such meetings and/or the subject matter which they purport to record and that any meetings referred to in such copies were duly convened, duly quorate and held, that those present at any such meetings were entitled to attend and vote at the meeting and acted bona fide throughout and that no further resolutions have been passed or other action taken which would or might alter the effectiveness thereof;

(c)	that there is, at the relevant time of the allotment and issuance of the Shares, no matter affecting the authority of the directors to allot and issue the Shares, not disclosed by the memorandum and articles of association of the Company or the resolutions produced to us, which would have any adverse implications in relation to the opinions expressed in this Opinion;

(d)	that the memorandum and articles of association effective as of 15 June 2015 are the current memorandum and articles of association of the Company, are up to date and have not been amended or superseded and that there are no other terms governing the Shares other than those set out in the memorandum and articles of association of the Company;

3.3	Accuracy of searches and warranties

(a)	the accuracy and completeness of the information disclosed in the Searches and that such information has not since the time of such search or enquiry been altered. It should be noted that searches at the Companies Registration Office, Dublin, do not necessarily reveal whether or not a prior charge has been created or a resolution has been passed or a petition presented or any other action taken for the winding-up of or the appointment of a receiver or an examiner to the Company;

(b)	that there has been no alteration in the status or condition of the Company as disclosed by the Searches;

4.	Disclosure

This Opinion is addressed to you in connection with the registration of the Shares with the SEC. We hereby consent to the inclusion of this Opinion as an exhibit to the Registration Statement to be filed with the SEC and any amendments thereto and to the use of the name of our firm under the caption “Validity of Ordinary Shares” in the proxy statement/prospectus that is part of the Registration Statement. In giving this consent, we do not thereby admit that we are in a category of persons whose consent is required under Section 7 of the Securities Act.

The opinion is governed by and is to be construed in accordance with the laws of Ireland as interpreted by the courts of Ireland at the date hereof.

Yours faithfully

ARTHUR COX

SCHEDULE

Documents

1.	A copy of the form of the Registration Statement to be filed by the Company with the SEC.

2.	A copy of the Merger Agreement.

3.	A copy of the resolutions of the board of directors of the Company dated [●] 2015.

4.	A corporate certificate of the secretary of the Company dated [●] 2015.

5.	A copy of the memorandum and articles of association of the Company as amended and restated by special resolution on 5 June 2015.

6.	A copy of the certificate of incorporation of the Company dated 16 May 2013.

7.	A copy of the certificate of incorporation on change of name of the Company dated 17 May 2013.

8.	A copy of the certificate of incorporation on re-registration as a public limited company of the Company dated 20 September 2013.

9.	A copy of the certificate of incorporation on change of name of the Company dated 15 June 2015.

10.	A copy of the [2013] Incentive Award Plan of the Company.

11.	A letter of status from the Irish Companies Registration Office dated [●] 2015.